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                                                                     EXHIBIT 5.1

                                 August 16, 1999

U.S. Foodservice
9755 Patuxent Woods Drive
Columbia, Maryland 21046

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 60,838 shares of common stock (the "Common Stock") of U.S. Foodservice, a Delaware corporation, we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Stock has been duly and validly authorized and is legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       Miles & Stockbridge P.C.



                                       By: /s/ Robert M. Cattaneo
                                          ------------------------
                                          Principal